Code of Ethics for the Independent Trustees of the

John Hancock Funds

Effective December 6, 2005

Amended and Restated January 1, 2016

The Board of Trustees (the “Board”) of the John Hancock Funds1 has adopted this code of ethics (this “Code”), exclusively with respect to Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), of the John Hancock Funds (the “Independent Trustees” or “you”).  This Code is intended to comply with the requirements of Rule 17j-1 under the 1940 Act insofar as they apply to the Independent Trustees.

The Board recognizes that the John Hancock Funds’ officers and access persons (with the exception of the Independent Trustees) are covered by a separate code of ethics adopted by the Board, which is applicable to John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (each, a “John Hancock Adviser”), John Hancock Funds, LLC, John Hancock Distributors, LLC and each of the John Hancock Funds. The Board also recognizes that access persons who are employees of a sub-adviser to the John Hancock Funds are covered under a separate code of ethics approved by the Board. The Board, after considering the limited nature of access by the Independent Trustees to current information with respect to security transactions being effected or considered on behalf of the John Hancock Funds, has adopted this Code specifically and separately to cover the Independent Trustees.

Please note that the policies described below apply to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice.

If you have any questions regarding your responsibilities under this Code of Ethics, please contact Frank Knox at (617) 663-2430 or fknox@jhancock.com.

Set forth below are policies applicable to the Independent Trustees.

I. Statements of Policy

A. General Principles

It is unlawful for any Independent Trustee covered by this Code, directly or indirectly, in connection with his or her purchase or sale of a security held or to be acquired by a John Hancock Fund, to:

•

employ any device, scheme or artifice to defraud a John Hancock Fund;

________________________

1 As used in this Code, the “John Hancock Funds,” or the “Funds,” refer to each open-end and closed-end fund that is listed, or that is a series of a trust listed, in Appendix A hereto, as may be updated from time to time by the Chief Compliance Officer of the John Hancock Funds.

•

make any untrue statement of a material fact to a John Hancock Fund or omit to state a material fact necessary in order to make the statements made to a John Hancock Fund, in light of the circumstances under which they are made, not misleading;

•

engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a John Hancock Fund; or

•

engage in any manipulative practice with respect to a John Hancock Fund.

The General Principles discussed above govern all conduct, whether or not the conduct is also covered by more specific standards and procedures in this Code. Failure to comply with this Code may result in disciplinary action as determined by the Board, including potentially removal from the Board in accordance with the terms of the John Hancock Fund charter documents.

B. Transactions in John Hancock Funds

The Independent Trustees are subject to the same policies against excessive trading of shares of the open-end John Hancock Funds that apply to all shareholders of the open-end John Hancock Funds, as applicable. These policies are described in the John Hancock Funds’ prospectuses and are subject to change.  Additional restrictions on trading of closed-end and open-end John Hancock Funds are discussed in Section II.C.

C. Transactions in securities of Advisers, Subadvisers and Principal Underwriters

As an Independent Trustee, you are prohibited from purchasing any security issued by:

(1) the controlling parent of the John Hancock Advisers;

(2) any subadviser of a John Hancock Fund;

(3) the controlling parent of any subadviser;

(4) any principal underwriter of a John Hancock Fund, including prospective principal underwriters of John Hancock closed-end fund;

(5) the controlling parent of any principal underwriter.

A complete list of these issuers can be found in Appendix B.

D. Annual Certification

On an annual basis, you must provide a certification at a date designated by the Chief

Compliance Officer of the John Hancock Funds that: (1) you have read and understand this Code;

(2) you acknowledge that you are subject to its requirements; and

(3) you have complied, to the best of your knowledge, with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

E. Quarterly Transaction Reports

You will not generally be required to submit quarterly transaction reports. You will, however, be required to submit a quarterly transaction report if you knew (or, in the ordinary course of fulfilling your official duties as an Independent Trustee, should have known) that during the 15 calendar days immediately before or after you trade a security described in Section II.A of this Code, either:

(i) the subadviser of a John Hancock Fund purchased or sold the same security on behalf of such Fund, or

(ii) the subadviser of a John Hancock Fund actively considered the purchase or sale of the same security on behalf of such Fund;

provided that, monitoring of the publication of portfolio holdings of series of John Hancock Exchange-Traded Fund Trust (the “John Hancock ETFs”) is not construed to be within the ordinary course of fulfilling the duties of a trustee, therefore the publication or availability of such portfolio holdings shall not be construed to impart actual or constructive knowledge of the John Hancock ETFs’ portfolio transactions on a trustee.

If these circumstances occur, it is your responsibility to contact the Chief Compliance Officer of the John Hancock Funds and he will assist you with the requirements of the quarterly transaction report.

You must submit a quarterly transaction report within 30 calendar days after the end of a calendar quarter if required in the limited circumstances described above. This report must cover all transactions during the calendar quarter that are personal securities transactions, as described below in Section II of this Code.

If you are required to submit a quarterly transaction report, the report must include the following information about each transaction described above:

•

the date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each reportable security involved;

•

the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•

the price at which the transaction was effected;

•

the name of the broker, dealer or bank with or through which the transaction was effected; and

•

the date that you submit the report.

With respect to any account in which you have traded securities for which you must submit a quarterly transaction report, the quarterly transaction report must also include the following account information:

•

the name of the broker, dealer or bank with whom you have established an account;

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the account number and account registration;

•

the date the account was established; and

•

the date that you submit the report.

II. Personal Securities Transactions

A Personal Securities Transaction is a transaction in a security in which an Independent Trustee subject to this Code has a beneficial interest.  Normally, this includes securities transactions in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice. Accounts over which you have no direct or indirect influence or control are exempt. To prevent potential violations of this Code, you are strongly encouraged to request clarification for any transactions or accounts that are in question.

A. Covered Personal Securities Transactions

Except as noted below, Personal Securities Transactions include transactions in all securities, including:

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Stocks or bonds;

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Government securities that are not direct obligations of the U.S. government, such as Fannie Mae or municipal securities;

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Shares of all closed-end funds;

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Shares of the John Hancock Funds, as well as any other open-end mutual funds, including John Hancock ETFs that are advised or sub-advised by a John Hancock Adviser or by John Hancock or Manulife entities (other than money market funds);

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Options on securities, on indexes, and on currencies;

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All kinds of limited partnerships;

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Exchange Traded Funds formed as unit investment trusts;

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Foreign unit trusts and foreign mutual funds;

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Private investment funds and hedge funds; and

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Futures, investment contracts or any other instrument that is considered a “security” under the Investment Company Act of 1940.

B. Exempt Personal Securities Transactions

Personal Securities Transactions do not include transactions in the following securities:

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Direct obligations of the U.S. government (e.g., treasury securities);

•

Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

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Shares of any open-end mutual funds, including exchange-traded funds, that are not advised or sub-advised by a John Hancock Adviser or by John Hancock or Manulife entities;

•

Shares issued by money market funds; and

•

Securities in accounts over which you have no direct or indirect influence or control.

C.

Restrictions on Trading in John Hancock Funds

1.

General. You may not buy or sell shares of John Hancock Funds, or tip others who then trade in such Funds, on the basis of material non-public information (“Inside Information”).  This concern is most pronounced with respect to closed-end John Hancock Funds (“Closed-End Funds”) and the John Hancock ETFs because their shares trade on a secondary market.  However, it is also applicable to all John Hancock mutual funds.

a.

Material Information. Information is considered “material” if a reasonable investor would consider it important in making a decision to buy, sell or hold shares of a Fund.  Positive or negative information may be “material.”

b.

Non-public Information. Information is considered “non-public” if it has not been broadly and publicly disseminated for a sufficient period to be reflected in the price of the Fund.  Information remains “non-public” until it has been “publicly disclosed,” meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a press release or inclusion of such information in a filing with the Securities and Exchange Commission.  In the case of the John Hancock ETFs, holdings information posted to the Funds’ website is considered to have been “publicly disseminated.”

c.

Examples.  Inside Information may include such things as news about acquisitions, Closed-End Fund tender offers, financial results, changes in dividends or distributions, Closed-End Fund share buy-backs, important management changes, anticipated litigation recoveries, or any other information that is likely to be considered material to a Fund.

d.

Further Guidance.  If you are uncertain as to whether information is Inside Information, you should presume that the information is both material and non-public, and that it is Inside Information. In such cases, you should refrain from trading until you consult legal counsel or the Chief Compliance Officer for further guidance on information that may be deemed Inside Information.

2.

Closed-End Funds and John Hancock ETFs Blackout Periods and Trading Guidelines.  You may not trade in shares of Closed-End Funds during the following blackout periods (each, a “Blackout Period”):

a.

Regular Meetings. The Independent Trustees may not engage in any transactions in shares of the Closed-End Funds at any time between (x) the earlier of (A) the date Board meeting information is received by the Trustee, or (B) the date the Independent Trustees are advised that Board meeting information is posted to the website where Board materials are made available, and (y) 10 calendar days after the dates of a regular meeting of the Board. To clarify, assuming a meeting begins on a Monday and concludes at mid-day on the next day, Independent Trustees may not transact in Closed-End Fund or John Hancock ETF shares before the second subsequent Monday.

b.

Special Meetings. Upon receipt of the materials for a special meeting of the Board or a committee thereof, Independent Trustees may not engage in any transactions in Closed-End Fund or John Hancock ETF shares at any time from the date of receipt of such materials until after the tenth calendar day after the date of such meeting.

c.

Financial Statements Review. The Independent Trustees may not engage in any transactions in shares of a Closed-End Fund or a John Hancock ETF at any time between:

(i) the earlier of (A) the date on which a semiannual or an annual shareholder report that contains financial statements for a Closed-End Fund or John Hancock ETF is received by the Trustee, or (B) the date the Independent Trustees are advised that a semiannual or an annual shareholder report that contains financial statements for a Closed-End Fund or John Hancock ETF is posted to the website where Board materials are made available, and

(ii) two (2) business days after the date on which the semi-annual or annual shareholder report for the Closed-End Fund or John Hancock ETF is publicly available on John Hancock Funds website or through another method consistent with Regulation FD.

3.

Other Restricted Periods. The Chief Compliance Officer of the John Hancock Funds may, from time to time, restrict the purchase of one or more John Hancock Funds, including open-end John Hancock Funds, if he or she believes after consulting with counsel to the John Hancock Funds that the Independent Trustees may have knowledge of Inside Information regarding such John Hancock Fund(s).  The Chief Compliance Officer will provide the Independent Trustees prior notice of any such restrictions.

III. Administration of the Code of Ethics

A. Review of Reports

The Chief Compliance Officer of the John Hancock Funds shall review any reports delivered by an Independent Trustee pursuant to this Code.  Any such review shall give special attention to evidence, if any, of conflicts or potential conflicts with the securities transactions of the John Hancock Funds or violations or potential violations of the antifraud provisions of the federal securities law or this Code.

B. Investigations of Potential Violations

The Chief Compliance Officer shall investigate any potential violation of the provisions of this Code.  After completion of any such investigation, the Chief Compliance Officer shall determine whether a violation has occurred and, if so, make a report to the Board or, if appropriate, the Compliance Committee of the Board. The Board shall determine what action should be taken in response to a violation of this Code.

C. Annual Reports

At least on an annual basis, the Chief Compliance Officer shall provide the Board with (i) a written report that describes issues that arose under this Code since the prior such report, including, but not limited to, information relating to material violations of this Code and any actions taken, and (ii) a certification that the John Hancock Funds have adopted procedures reasonably necessary to prevent the Independent Trustees from violating this Code.

D. Record Retention Requirements

The Chief Compliance Officer shall maintain the following records at the John Hancock Funds’ principal place of business, and shall make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

•

A copy of this Code that is currently in effect, or at any time within the past five years was in effect;

•

A record of any violation of this Code, and any action taken as a result of a violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

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A copy of each quarterly transaction report made by an Independent Trustee under this Code;

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A copy of each annual report and certification described in Section III.C of this Code; and

•

A record of all Independent Trustees, currently or within the past five years, who are subject to this Code, and of individual(s) who are responsible for reviewing reports made under this Code.

E. Amendments

Any amendments to this Code must be approved by a majority of the Independent Trustees.

Appendix A

John Hancock Funds

John Hancock Variable Insurance Trust
John Hancock Funds II
John Hancock Funds III
John Hancock Bond Trust
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
John Hancock Collateral Trust
John Hancock Current Interest
John Hancock Exchange-Traded Fund Trust
John Hancock Investment Trust
John Hancock Investment Trust II
John Hancock Investment Trust III
John Hancock Municipal Securities Trust
John Hancock Sovereign Bond Fund
John Hancock Strategic Series
John Hancock Tax-Exempt Series
John Hancock Emerging Markets Income Fund
John Hancock Floating Rate High Income Fund
John Hancock Financial Opportunities Fund
John Hancock Financial Opportunities Fund
John Hancock Hedged Equity & Income Trust
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund

Appendix B

John Hancock Investment Management Services, LLC (“JHIMS”)

John Hancock Advisers, LLC (“JHA”)

Publicly Traded Securities of JHIMS/JHA or its Controlling Parent Companies

MANULIFE FINANCIAL

PUBLICLY ISSUED AND OUTSTANDING SECURITIES

#	Security	Ticker Symbol / CUSIP Number
1.	Manulife Financial Corporation Common shares	MFC**/ 56501R106
2.	Manulife Financial Corporation Non-Cumulative Class A Shares, Series 1	MFC.PR.A.*/ 56501R304
3.	Manulife Financial Corporation Non-Cumulative Class A Shares, Series 2	MFC.PR.B.* / 56501R403
4.	Manulife Financial Corporation Non-Cumulative Class A Shares, Series 3	MFC.PR.C.* / 56501R502
5.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares, Series 3	MFC.PR.F.* / 56501R858
6.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 5	MFC.PR.G.* / 56501R833
7.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 7	MFC.PR.H.* / 56501R817
8.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 9	MFC.PR.I.* / 56501R783
9.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 11	MFC.PR.J.* / 56501R767
10.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 13	MFC.PR.K.* / 56501R742
11.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 15	MFC.PR.L.* /56501R726
12.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 17	MFC.PR.M.* /56501R692
13.	Manulife Financial Corporation Non-Cumulative Rate Reset Class 1 Shares Series 19	MFC.PR.N*/56501R676
14.	Manulife Financial Capital Trust II MaCS II $1,000,000,000 Notes – Series 1 due 2108	CA56501XAA15
15.	Manulife Financial Corporation US$600,000,000 3.40% Senior Notes Due 2015	56501RAA4
16.	Manulife Financial Corporation US$500,000,000 4.90% Senior Notes Due 2020	56501RAB2
17.	Manulife Financial Corporation $550 MM of 5.161% Medium Term Notes due 2015	CA56502ZAB37
18.	Manulife Financial Corporation $400 MM of 5.505% Medium Term Notes due 2018	CA56502ZAC10
19.	Manulife Financial Corporation $600 MM of 7.768% Medium Term Notes due 2019	CA56502ZAD92
20.	Manulife Financial Corporation $900 MM of 4.079% Medium Term Notes due 2015	CA56502ZAF41
21.	The Manufacturers Life Insurance Company $550 MM of 4.21% Fixed/Floating Subordinated Debentures due Nov. 18, 2021	CA564835AC04

22.	The Manufacturers Life Insurance Company $500 MM of 4.165% Fixed/Floating Subordinated Debentures due June 1, 2022	CA564835AD86
23.	The Manufacturers Life Insurance Company $200 MM of 2.819% Fixed/Floating Subordinated Debentures due February 26, 2023	CA564835AE69
24.	The Manufacturers Life Insurance Company $250 MM of 2.926% Fixed/Floating Subordinated Debentures due November 29, 2023	CA564835AF35
25.	The Manufacturers Life Insurance Company $500 MM of 2.811% Fixed/Floating Subordinated Debentures due February 21, 2024	CA564835AG18
26.	The Manufacturers Life Insurance Company $500 MM of 2.64% Fixed/Floating Subordinated Debentures due January 15, 2025	CA564835AH90
27.	The Manufacturers Life Insurance Company $500 MM of 2.10% Fixed/Floating Subordinated Debentures due June 1, 2025	CA564835AJ56
28.	John Hancock Life Insurance Company (USA) U.S.$450 MM 7.375% Surplus Notes due Feb. 15/2024	41020VAA9
29.	The Standard Life Assurance Company of Canada $400 MM of 3.938% Fixed/Floating Series A Subordinated Debentures due September 21, 2022	853585AA5
30.	Manulife Finance (Delaware), L.P. $550 MM 4.448% Senior Debentures $650 MM 5.059% Subordinated Debentures	56502FAB7 56502FAA9
31.	Manulife Holdings Berhad Ordinary Shares (approx. 58%)	1058 – trading symbol on the Kuala Lumpur Stock Exchange

*Trades on the Toronto Stock Exchange only

** Trades on the Toronto Stock Exchange, New York Stock Exchange, Stock Exchange of Hong Kong and the Philippine Stock Exchange

John Hancock Investment Management Services, LLC (“JHIMS”)

John Hancock Advisers, LLC (“JHA”)

Publicly Traded Securities of JHIMS/JHA or its Controlling Parent Companies

Publicly Traded Controlling Companies of the John Hancock Fund Subadvisers

(Only Subadvisers with Publicly Traded Controlling Parent Companies are Listed)

Subadviser Allianz Global Investors U.S. LLC (formerly known as RCM Capital Managment LLC)	Publicly Traded Controlling Companies Allianz AG	Ticker Symbol AZ – US listing ALVG.DE – Germany listing

Barrow, Hanley, Mewhinney & Strauss, LLC

Brandywine Global Investment Management LLC*

Deutsche Asset Management, Inc.

Deutsche Asset Management Investment Services Ltd.

Deutsche Investments Australia Limited

Deutsche Asset Management (Hong Kong) Limited

Deutsche Asset Management International GMBH

RREEF America L.L.C.

RREEF Global Advisers Limited

	Old Mutual, pl Legg Mason, Inc. Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank	OML.L (London) LM DB DB DB DB DB DB DB
Declaration Management & Research LLC	Manulife Financial Corporation	MFC
Epoch Investment Partners, Inc. First Quadrant, L.P.	Toronto-Dominion Bank Affiliated Managers Group, Inc.	TD AMG
Franklin Advisers, Inc.	Franklin Resources Inc.	BEN
Franklin Mutual Advisers, LLC	Franklin Resources Inc.	BEN
Franklin Templeton Investment Corp Gannet Welsh & Kotler, LLC (GW&K)	Franklin Resources Inc. Affiliated Managers Group, Inc.	BEN AMG*

Invesco Advisers, Inc.	AMVESCAP PLC [Standard Life Group, Plc continues to be listed below]	AVZ
Jennison Associates, LLC	Prudential Financial	PRU
John Hancock Asset Management a division of Manulife Asset Management (North America) Limited	Manulife Financial Corporation	MFC
John Hancock Asset Management a division of Manulife Asset Management (US) LLC	Manulife Financial Corporation	MFC
Massachusetts Financial Services Company	Sun Life Financial	SLF

Pacific Investment Management Company Pzena Investment Management, LLC QS Investors, LLC	Allianz AG Pzena Investment Management, Inc. Legg Mason, Inc.	AZ – US listing ALVG.DE – Germany listing PZN LM
Robeco Investment Management, Inc.	ORIX Corporation	IX (NYSE) and 8592 (TSE)).
SSgA Funds Management, Inc.	State Street Corporation	STT
Standard Life Investments (Corporate Funds) Limited	Standard Life Group, plc	SL (London Stock Exchange)
T. Rowe Price Associates, Inc.	T. Rowe Price Associates, Inc.	TROW
Templeton Investment Counsel, Inc. Templeton Global Advisors Limited	Franklin Resources Inc. Franklin Resources Inc.	BEN BEN
Wells Capital Management, Incorporated	Wells Fargo & Company	WFC

Western Asset Management Company

•

Western Asset Management Company Limited

•

Western Asset Management Company Ltd. in Japan

•

Western Asset Management Company Limited in London

•

Western Asset Management Company Pte. Ltd. in Singapore

	Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc.	LM LM LM LM LM

Distributor for John Hancock Exchange-Traded Fund Trust

Foreside Fund Services, LLC

Prospective Principal Underwriters

John Hancock Closed-End Funds

The prospective underwriters for John Hancock Closed-End Funds, which are covered under the Code of Ethics for the Independent Trustees, are set forth below.

Aegis Capital Corp.	LFCM Holdings LLC
American Capital Partners, LLC	Maxim Group LLC
Ameriprise Financial Services, Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Ameriprise Financial, Inc.	MLV & Co. LLC
Andrew Garrett, Inc.	Moors & Cabot Inc.
Baird Financial Group, Inc.	Morgan Keegan & Company, Inc.
Bank of America Corporation	Morgan Stanley & Co. LLC
Barclays PLC	Morgan Stanley Smith Barney Holdings LLC
Barclays Bank PLC	Morgan Wilshire Securities, Inc.
Barclays Capital Inc.	Muriel Siebert & Co., Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC	National Securities Corporation
B. C. Zeigler & Company	Newbridge Securities Corporation
Bernard Herold & Co., Inc.	Northeast Securities, Inc.
Brean Capital, LLC	Northland Securities, Inc.
Capitol Securities Management Incorporated	Oppenheimer & Co. Inc.
Chardan Capital Markets, LLC	Oppenheimer Holdings Inc.
Citigroup Global Markets Inc.	Paulson Investment Company, Inc.
Citigroup Inc.	Pershing LLC
City Securities Corporation	Popular Securities, Inc.
Comerica Securities, Inc.	Raymond James & Associates, Inc.
Crowell, Weedon & Co.	Raymond James Financial, Inc.
D.A. Davidson & Co.	RBC Capital Markets, LLC
David A. Noyes & Company	Regal Securities, Inc.
Dawson James Securities, Inc.	Regions Financial Corp.
Deutsche Bank Securities Inc.	Revere Securities Corp.
Dinosaur Securities	R.M. Stark & Co., Inc.
Direct Access Partners LLC	Robert W. Baird & Co. Incorporated
Dominick & Dominick LLC	Royal Bank of Canada
Dougherty & Company LLC	Source Capital Group, Inc.

E*TRADE Securities LLC	Southwest Securities, Inc.
Feltl and Company	Stonnington Group, LLC
Gilford Securities Incorporated	Summit Brokerage Services, Inc.
Henley & Company LLC	Synovus Securities, Inc.
Hennion & Walsh, Inc.	The Bank of New York Mellon Corporation
Howe Barnes Hoefer & Arnett, Inc.	The GMS Group, LLC
Huntleigh Securities Corporation	The Huntington Investment Company
J.J.B. Hilliard, W.L. Lyons, LLC	UBS AG
J.P. Turner & Company, LLC	UBS Securities LLC
Janney Montgomery Scott LLC	US Capital Advisors LLC
Jesup & Lamont Securities Corp.	Wayne Hummer Investments L.L.C.
Joseph Gunnar & Co. LLC	Wedbush Securities Inc.
Ladenburg Thalmann & Co. Inc.	Wedbush, Inc.
Laidlaw & Company (UK) LTD	Wells Fargo & Company
LaSalle Street Securities, LLC	Wells Fargo Securities, LLC
Lazard Capital Markets LLC	Western International Securities Inc.
Lebenthal & Co., LLC	Westminster Financial Securities, Inc.
Wunderlich Securities, Inc.

Name:

Code of Ethics Certification

For The Independent Trustees of the Funds

In accordance with the Code of Ethics’ Annual Certification requirement, please review the Code of Ethics and certify by signing below.  Please return the signed certificate by ______________________________ to:

Compliance Department,

601 Congress Street, Boston, Massachusetts 02210

Attn: Frank Knox, CCO

If you have any questions, please contact Frank Knox at (617) 663-2430 or fknox@jhancock.com.

Annual Certification of the John Hancock Funds Code of Ethics:

A.  I certify that I have received, read and understood the Code of Ethics applicable to the Independent Trustees effective December 6, 2005, amended and restated as of June 1, 2015; and

B.  I certify that, to the best of my knowledge, I have been in compliance with the policies applicable to me under the Code of Ethics, during the period since the Code became applicable to me or the past 12 months, whichever is shorter.

________________________________

__________________

________________________________

Signature

Date

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